Exhibit 99.1

Lending Club Taps Former Visa and Morgan Stanley

Executive as Chief Technology Officer

John MacIlwaine to lead credit platform’s technology initiatives and support continued growth trajectory

SAN FRANCISCO, CA – July 31, 2012 – Lending Club (http://www.lendingclub.com), the leading platform for investing in and obtaining personal loans, announced today the appointment of technology veteran John MacIlwaine as the company’s new chief technology officer. MacIlwaine’s robust experience in financial services and retail brokerage will help support the continued expansion of Lending Club’s technology platform.

“John’s leadership of the technology products and teams at two of the most recognizable and relevant names in financial services, Visa and Morgan Stanley, represent an ideal fit for Lending Club,” said Lending Club CEO Renaud Laplanche. “His combined expertise in application development, trading, data warehousing, and scalable infrastructures make him uniquely suited to lead our technology initiatives moving forward. We’re thrilled to welcome him on board.”

MacIlwaine brings more than 20 years of experience in executive-level technology roles in the financial services industry, including C-suite roles at three public companies. MacIlwaine previously served as head of global development at Visa, Inc. (NYSE: V), where he led program management and information services, including Web application development, data warehousing, business intelligence and mobile development, and oversaw all new technology initiatives for the company. MacIlwaine also served as CTO for the full-service brokerage arm of Morgan Stanley, where he directed the platform for all Morgan Stanley Dean Witter retail brokerage electronic commerce efforts. His experience also includes executive and senior-level management positions at leading financial service technology companies Green Dot Corporation, Envestnet, Inc. and SunGard Data Systems.

“Having worked in both the consumer finance and retail brokerage spaces, I have a deep appreciation for the technology platform that Lending Club has built,” said MacIlwaine. “Lending Club is positioned directly at the convergence of technology and financial services, which fits perfectly with my expertise and passion. I’m pleased to join the team at a very exciting point in Lending Club’s growth and look forward to helping drive the continued scaling of Lending Club’s technology infrastructure.”

Lending Club reduces the cost of traditional banking to offer borrowers better rates and investors better returns. As of July 30, the company has enabled more than $750 million in cumulative loan originations and is currently facilitating more than $50 million in new loan issuance per month. By focusing on high-credit-quality borrowers, the Lending Club platform has generated 20 consecutive quarters of positive returns for investors. The company’s wholly-owned subsidiary LC Advisors, an SEC Registered Investment Advisor, has launched two funds in the last year and now has close to $200 million in assets under management.

About Lending Club

Lending Club utilizes technology and innovation to reduce the cost of traditional banking and offer borrowers better rates and investors better returns. Lending Club started operations in 2007 and has been recognized for its results and innovation by the Harvard Business Review and Dow Jones, was named one of Forbes’ America’s Most Promising Companies in 2011 and recognized as a 2012 World Economic Forum Technology Pioneer. Lending Club is based in San Francisco, California. More information is available at: http://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: CA, CO, CT, DE, FL, GA, HI, ID, IL, KY (accredited investors), LA, ME, MN, MO, MS, MT, NH, NV, NY, RI, SC, SD, UT, VA, WA, WI, WV, or WY.

Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

About LC Advisors

Lending Club Advisors, a wholly owned subsidiary of Lending Club, is a registered with the Securities and Exchange Commission as an investment advisor. LC Advisors was founded in 2011 and registered in November 2011.

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Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Some of the statements in this above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Past performance is no guarantee of future results. Investments may lose value over time and no return is guaranteed.